UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2004

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 10, 2004, BioSphere Medical, Inc. (“BioSphere”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sepracor Inc. (“Sepracor”) and Cerberus Partners, L.P. (“Cerberus” and, together with Sepracor, each an “Investor” and collectively the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, BioSphere sold a total of (i) 8,000 shares of its Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), and (ii) warrants (“Warrants”) to purchase an aggregate of 400,000 shares of its Common Stock, $0.01 par value per share (the “Common Stock”), for aggregate gross proceeds of $8,000,000.

Each of Sepracor and Cerberus agreed to purchase 4,000 shares of Series A Preferred Stock and a Warrant to purchase 200,000 shares of Common Stock, respectively. Pursuant to the Securities Purchase Agreement, each of BioSphere, on the one hand, and the Investors, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. Such representations and warranties will survive until November 10, 2007, except that the representations and warranties of BioSphere concerning the valid issuance of shares shall survive indefinitely and the representations and warranties of BioSphere concerning tax and environmental matters shall survive until 90 days after the applicable statute of limitations. Pursuant to the terms of the Securities Purchase Agreement, BioSphere has agreed to indemnify the Investors and specified related parties of the Investors against damages with respect to breaches of representations, warranties, covenants and agreements made by BioSphere under the Securities Purchase Agreement and related transaction documents. The obligations of BioSphere to sell and issue the Series A Preferred Stock and Warrants, and the obligations of the Investors to purchase such securities, were subject to the fulfillment of specified conditions prior to closing, all of which conditions were fulfilled to the satisfaction of the parties.

The description of the terms and conditions of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by this reference.

Warrants

Pursuant to the terms of the Securities Purchase Agreement, each of the Investors was issued a Warrant to purchase 200,000 shares of BioSphere Common Stock, at a per share exercise price of $4.00 (the “Warrant Shares”). The Warrants expire on November 10, 2009. The Warrants provide for adjustment of the number and kind of securities purchasable upon exercise of the Warrants, as well as for adjustment of the per share exercise price, upon the occurrence of certain specified events. These specified events include, without limitation, the payment by BioSphere of a dividend or a distribution on its Common Stock in shares of Common Stock, the consolidation or merger of BioSphere with another entity in which BioSphere is not the surviving entity, and the recapitalization, reclassification or reorganization of the capital stock of BioSphere. The Warrants also contain a weighted-average anti-dilution adjustment provision which provides for an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants in the event that BioSphere issues and sells shares of its Common Stock for a per share consideration that is less than the exercise price then in effect, subject to customary limitations and exclusions.

The description of the terms and conditions of the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants attached hereto as Exhibits 10.3 and 10.4 and incorporated by this reference.

Investor Rights Agreement

On November 10, 2004, BioSphere entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Investors. Pursuant to the Investor Rights Agreement, BioSphere has agreed to register, under the Securities Act of 1933, as amended (the “Securities Act”), (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (ii) the Warrant Shares, (iii) any and all shares of Common Stock issued or issuable in respect of the Series A Preferred Stock and in respect of the Warrant Shares upon any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event; (iv) the shares of Series A Preferred Stock issuable as payment-in-kind dividends on the Series A Preferred Stock in accordance with the terms thereof; and (v) any other shares of Common Stock acquired by the Investors at any time.

BioSphere has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to this registration by December 10, 2004, and to use its commercially reasonable efforts to have the registration statement declared effective not later than March 10, 2005. If such registration statement covering the shares referenced above is not filed with the SEC on or prior to December 10, 2004, if such registration statement is not declared effective on or before March 10, 2005, or, after it is declared effective sales cannot be made pursuant to such registration statement, except in specified circumstances, BioSphere has agreed to make pro-rata liquidated damages payments to each of Sepracor and Cerberus in an amount equal to 1.5% of the aggregate amount invested by each Investor in respect to the Series A Preferred Stock (which amount shall be equal to the sum of (i) the purchase price of the Series A Preferred Stock and the Warrants acquired by the Investor pursuant to the Securities Purchase Agreement, plus (ii) any accrued and unpaid dividends on those Series A Preferred Stock, as may be adjusted for anti-dilution, as well as any stock dividends, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock) for each 30-day period or pro rata for any portion thereof following the applicable deadline or during any period in which sales cannot be made (the “Liquidated Damages Payment”).

In addition, upon the written demand of either Sepracor or Cerberus and upon any change in the conversion price of the Series A Preferred Stock or the number of shares of Common Stock purchasable under the Warrants, such that additional shares of Common Stock become issuable upon conversion of the outstanding Series A Preferred Stock or exercise of the Warrants, BioSphere shall prepare and file with the SEC one or more registration statements to effect a registration for resale of the additional shares of Common Stock, but only to the extent that those additional shares of Common Stock are not covered by an already effective registration statement. BioSphere shall be required to pay the Investors the Liquidated Damages Payment described in the foregoing paragraph to the extent that it does not file any such additional registration statement within 30 days of such request or if such additional registration statement is not declared effective within 120 days of such request or, after being declared effective is not available for sales, except in specified circumstances.

The Investor Rights Agreement also provides for each Investor to have board observation rights, to the extent that such Investor does not have a designee or representative then serving as a BioSphere director. Each Investor has also been granted certain information and inspection rights and participation rights in the event that BioSphere proposes a financing transaction.

The description of the terms and conditions of the Investor Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement attached hereto as Exhibit 10.2 and incorporated by this reference.

Investor Relationship to BioSphere

Both Sepracor and Cerberus, together with certain affiliates of Cerberus, each beneficially owned more than ten percent of BioSphere’s outstanding Common Stock before giving effect to the transactions described herein. Timothy J. Barberich and David P. Southwell, each of whom is a director of BioSphere, are the Chairman of the Board and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

Item 3.02. Unregistered Sales of Equity Securities.

On November 10, 2004, BioSphere sold an aggregate of 8,000 shares of its Series A Preferred Stock at a per share cash purchase price of $1,000. The shares of Series A Preferred Stock are initially convertible into 2,000,000 shares of BioSphere’s Common Stock based upon a conversion price of $4.00 per share. In addition, pursuant to the terms of the Securities Purchase Agreement, BioSphere issued warrants to purchase an aggregate of 400,000 shares of its Common Stock to the Investors, which are initially exercisable at a price of $4.00 per share. BioSphere received gross proceeds in the amount of $8,000,000 from the sale of the Series A Preferred Stock and Warrants.

The foregoing sales and issuances were made in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D thereof, relative to the sales and issuances to accredited investors, within the meaning of Rule 501 of Regulation D, of the securities of an issuer not involving any public offering.

Additional information regarding the sale and issuance of the Series A Preferred Stock and the Warrants is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2004, BioSphere filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation by means of a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”). The Certificate of Designations establishes a series of preferred stock, consisting of 12,000 shares and having a par value of $0.01 per share, to be designated as Series A Preferred Stock.

Pursuant to the Certificate of Designations, the Series A Preferred Stock ranks senior to all other outstanding series of preferred stock of BioSphere and senior to the Common Stock as to the payment of dividends and the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of BioSphere. The holders of Series A Preferred Stock are entitled to a dividend with respect to each outstanding share of Series A Preferred Stock at the rate of 6% per annum, payable quarterly in either cash or additional shares of Series A Preferred Stock, at BioSphere’s election.

Upon a liquidation event, as defined in the Certificate of Designations, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to the holders of any

Common Stock or any other class of capital stock outstanding an amount equal to $1,000 per share plus all accrued but unpaid dividends thereon. After payment of such preferential amounts, the remaining assets of BioSphere will be distributed ratably to the holders of the Series A Preferred Stock, the Common Stock and any other class or series of capital stock that participates with the Common Stock in the distribution of assets upon any liquidation event.

Pursuant to the Certificate of Designations, holders of Series A Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, voting together with the holders of Common Stock as a single class on an as-converted basis. In addition, for so long as 4,000 shares or more of Series A Preferred Stock initially issued on November 10, 2004 (appropriately adjusted for any subsequent stock dividend, stock split, reclassification or similar transaction) remain outstanding, BioSphere will not undertake certain actions specified in the Certificate of Designations without the affirmative consent of the Investors; or, if the Investors no longer hold Series A Preferred Stock, the affirmative consent of holders of a majority of the shares of Series A Preferred Stock then outstanding. These specified actions include (i) any amendment to BioSphere’s Certificate of Incorporation or Bylaws in a manner that would adversely affect or change the rights of holders of Series A Preferred Stock, (ii) authorizing, creating, designating or issuing any equity security that is senior or pari passu to the Series A Preferred Stock, (iii) increasing or decreasing the number of shares of Series A Preferred Stock authorized for issuance, or issuing any shares of Series A Preferred Stock, (iv) restricting BioSphere’s ability to satisfy its obligations to holders of Series A Preferred Stock, (v) declaring or paying dividends or redeeming shares of capital stock, subject to limitations and exclusions, (vi) conducting transactions with affiliates except as specifically provided therein and (vii) entering into any agreement to do any of the foregoing.

Holders of Series A Preferred Stock have the right, at their option and at any time, to convert their shares of Series A Preferred Stock into shares of Common Stock, subject to the terms and conditions set forth in the Certificate of Designations. The conversion price of the Series A Preferred Stock shall initially be $4.00, subject to adjustment for dividends, distributions, recapitalizations, reclassifications, reorganizations and the like. The conversion price of the Series A Preferred Stock is also subject to a weighted-average anti-dilution adjustment in the event that BioSphere issues and sells shares of its Common Stock for a per share consideration that is less than the conversion price then in effect, subject to customary limitations and exclusions.

The Certificate of Designations also provides that if the market price of the Common Stock for any 40 out of 60 consecutive trading days equals or exceeds 250% the conversion price for the Series A Preferred Stock then in effect, BioSphere will have the right to force the conversion into Common Stock of all, but not less than all, of the shares of Series A Preferred Stock then outstanding, subject to limitations set forth therein.

At any time after November 9, 2007, BioSphere may redeem all, but not less than all, of the outstanding and unconverted shares of Series A Preferred Stock, subject to the provisions of the Certificate of Designations.

The description of the terms and conditions of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations attached hereto as Exhibit 4.1 and incorporated by this reference.

Item 8.01. Other Events.

On November 4, 2004, BioSphere announced that it had entered into an agreement with certain investors to sell $8,000,000 of BioSphere’s Series A Preferred Stock and warrants to purchase Common Stock in a private placement under Section 4(2) of the Securities Act, subject to the execution of definitive agreements and the satisfaction of closing conditions. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 11, 2004, BioSphere announced that it had completed a private placement of $8,000,000 of BioSphere’s Series A Preferred Stock and warrants to purchase Common Stock with Sepracor and Cerberus, existing investors of BioSphere. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of BioSphere Medical, Inc.

10.1	Securities Purchase Agreement, dated as of November 10, 2004, by and among BioSphere Medical, Inc. and the investors named therein

10.2	Investor Rights Agreement, dated as of November 10, 2004, by and among BioSphere Medical, Inc. and the investors named therein

10.3	Warrant No. 2004-1, dated as of November 10, 2004, issued to Cerberus Partners, L.P.

10.4	Warrant No. 2004-2, dated as of November 10, 2004, issued to Sepracor Inc.

99.1	Press release of BioSphere Medical, Inc., dated November 4, 2004

99.2	Press release of BioSphere Medical, Inc., dated November 11, 2004